UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2004

Tularik Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28397	94-3248800
(Commission File No.)	(IRS Employer Identification No.)

1120 Veterans Boulevard

South San Francisco, CA 94080 USA

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 825-7000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On March 28, 2004, Tularik Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amgen Inc., a Delaware corporation (“Amgen”), and Arrow Acquisition, LLC, a wholly owned subsidiary of Amgen (“Merger Sub”). Pursuant to, and subject to the conditions contained in, the Merger Agreement: (i) Amgen would acquire the Company through the merger of the Company with and into the Merger Sub (the “Merger”) and (ii) at the effective time of the Merger, each outstanding share of the Company’s common stock would be converted into the right to receive that number of shares of common stock of Amgen equal to the quotient obtained by dividing $25.00 by the average of the per share closing prices of Amgen’s common stock as reported on The NASDAQ National Market for the ten trading days ending two trading days prior to the closing date of the Merger. The Merger is subject to customary closing conditions, including the approval of the Company’s stockholders and the expiration or termination of waiting periods under U.S. antitrust laws. Pursuant to the Merger Agreement, Amgen has agreed to vote (whether by proxy or in person) the shares of the Company’s Common Stock owned by Amgen on the record date established for the Company stockholders’ meeting in favor of the approval of the Merger Agreement. The Merger Agreement is attached as Exhibit 2.1 to this Current Report. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the Merger Agreement, certain executive officers and directors of the Company have signed a Stockholder Voting Agreement (the “Voting Agreement”) under which they have agreed to vote their shares of Company common stock in favor of the Merger. The Voting Agreement is attached as Exhibit 2.2 to this Current Report. The foregoing description is qualified in its entirety by reference to the full text of the Voting Agreement.

In addition, the Company has entered into an Amendment to the Rights Agreement (the “Amendment”) between the Company and Wells Fargo Bank, N.A., dated December 11, 2002, as amended on May 21, 2003 and November 10, 2003. The Amendment is attached as Exhibit 4.1 to this Current Report. The foregoing description is qualified in its entirety by the Amendment to Rights Agreement between Tularik and Wells Fargo Bank, N.A., dated March 28, 2004.

The press release announcing the transaction, dated March 29, 2004, is attached as Exhibit 99.1 to this Current Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Exhibits.

The following documents are filed as exhibits to this Current Report:

2.1	Agreement and Plan of Merger, dated as of March 28, 2004, among Tularik Inc., Amgen Inc. and Arrow Acquisition, LLC.

2.2	Stockholder Voting Agreement, dated as of March 28, 2004, among Amgen Inc. and certain executive officers and directors of Tularik Inc.

4.1	Amendment to Rights Agreement between Tularik and Wells Fargo Bank, N.A., dated March 28, 2004.

99.1	Press Release dated March 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.

Dated: March 29, 2004	/s/ William J. Rieflin

William J. Rieflin
Executive Vice President, Administration
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2004, among Tularik Inc., Amgen Inc. and Arrow Acquisition, LLC.

2.2	Stockholder Voting Agreement, dated as of March 28, 2004, among Amgen Inc. and certain executive officers and directors of Tularik Inc.

4.1	Amendment to Rights Agreement between Tularik and Wells Fargo Bank, N.A., dated March 28, 2004.

99.1	Press Release dated March 29, 2004.